SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2002

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

ITEM 5.    OTHER EVENTS

     On October 13, 2002 Triple-S Management Corporation (“TSM”) issued a press release announcing that with 96% of shares represented at the Special Meeting of the Shareholders commenced on that date (the “Special Meeting”), TSM shareholders voted in favor of continuing the meeting at a later date since 57.3% of total shares outstanding were represented at the Special Meeting when over 75% was required in order to take a vote to implement the proposals to amend TSM’s capital structure approved by its shareholder in an Annual Shareholder Meeting held in April 2001. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

     In addition, the Board of Directors of TSM approved on October 14, 2002 a resolution setting February 9, 2002 as the date to reconvene and continue the Special Meeting. Shareholders will be notified of this date.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99.1 Press Release dated October 13, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

By: /s/ Ramón Ruiz Comas Ramón Ruiz Comas President & CEO

Date: October 17, 2002

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